Exhibit 99

TI to Repurchase Additional $5 Billion in Stock,
 Increase Dividend 25 Percent

DALLAS (September 21, 2007) – Texas Instruments Incorporated (TI) (NYSE: TXN) today announced that its Board of Directors has authorized the company to repurchase an additional $5 billion of its common stock.  Additionally, the company plans to raise its quarterly cash dividend 25 percent.  TI’s new quarterly dividend rate will be $0.10 per share, resulting in annual dividend payments of $0.40 per share.

 This most recent action brings the Board’s total stock repurchase authorization since September 2004 to $20 billion.  These repurchases have lowered TI’s shares outstanding by 17 percent through the end of the second quarter of 2007.   Today’s announced authorization is in addition to any outstanding authorizations, which totaled approximately $3.8 billion at the end of the second quarter.

This is the fourth consecutive year of dividend increases for TI and the second increase in 2007.  TI has paid dividends to its shareholders on an uninterrupted basis since June 1, 1962.  TI expects the first quarterly distribution of the new dividend will be payable November 19, 2007, to stockholders of record on October 31, 2007, contingent upon formal declaration by the Board of Directors at its regular meeting in October.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:  This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements generally can be identified by phrases such as TI or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import.  Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.  All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.

We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of TI or its management:

•	Market demand for semiconductors, particularly for analog chips and digital signal processors in key markets such as communications, entertainment electronics and computing;
•
TI’s ability to maintain or improve profit margins, including its ability to utilize its manufacturing facilities at sufficient levels to cover its fixed operating costs, in an intensely competitive and cyclical industry;

•	TI’s ability to develop, manufacture and market innovative products in a rapidly changing technological environment;
•	TI’s ability to compete in products and prices in an intensely competitive industry;
•	TI’s ability to maintain and enforce a strong intellectual property portfolio and obtain needed licenses from third parties;
•	Expiration of license agreements between TI and its patent licensees, and market conditions reducing royalty payments to TI;
•
Economic, social and political conditions in the countries in which TI, its customers or its suppliers operate, including security risks, health conditions, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates;

•	Natural events such as severe weather and earthquakes in the locations in which TI, its customers or its suppliers operate;
•	Availability and cost of raw materials, utilities, manufacturing equipment, third-party manufacturing services and manufacturing technology;
•
Changes in the tax rate applicable to TI as the result of changes in tax law, the jurisdictions in which profits are determined to be earned and taxed, the outcome of tax audits and the ability to realize deferred tax assets;

•	Losses or curtailments of purchases from key customers and the timing and amount of distributor and other customer inventory adjustments;
•	Customer demand that differs from company forecasts;
•	The financial impact of inadequate or excess TI inventories to meet demand that differs from projections;
•	Product liability or warranty claims, or recalls by TI customers for a product containing a TI part;
•	TI’s ability to recruit and retain skilled personnel; and
•	Timely implementation of new manufacturing technologies, installation of manufacturing equipment and the ability to obtain needed third-party foundry and assembly/test subcontract services.

For a more detailed discussion of these factors, see the text under the heading “Risk Factors” in Item 1A of our most recent Form 10-K.  The forward-looking statements included in this release are made only as of the date of publication, and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

Texas Instruments Incorporated provides innovative DSP and analog technologies to meet our customers’ real world signal processing requirements.  In addition to Semiconductor, the company includes the Education Technology business.  TI is headquartered in Dallas, Texas, and has manufacturing, design or sales operations in more than 25 countries.

Texas Instruments is traded on the New York Stock Exchange under the symbol TXN.  More information is located on the World Wide Web at www.ti.com.